Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated May 23, 2024, with respect to the consolidated financial statements of Liberty Global Europe Financing B.V. included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG AG

Zurich, Switzerland

September 18, 2024